                                                                    EXHIBIT 23.1


                        [RYDER SCOTT COMPANY LETTERHEAD]


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


          As independent petroleum engineers, we hereby consent to the use of our name in the Annual Report and Form 10K of Petsec Energy Inc., for the period ended December 31, 1997. We further consent to the inclusion of our estimate of reserves and present value of future net reserves in such Annual Report.


                                        /s/ RYDER SCOTT COMPANY
                                            PETROLEUM ENGINEERS

                                        RYDER SCOTT COMPANY
                                        PETROLEUM ENGINEERS


Houston, Texas
March 26, 1998